Exhibit 99.1

Press Release

Jupitermedia’s Jupiterimages Division Announces Acquisition of Animation Factory

(New York, NY – December 27, 2005) — Jupitermedia Corporation (Nasdaq: JUPM) today announced that its Jupiterimages division has acquired the assets of Animation Factory, Inc., which includes the MediaBuilder Network of Web sites, (www.animationfactory.com) and (www.mediabuilder.com), from VA Software Corporation (Nasdaq: LNUX) for $9.35 million in cash and the assumption of certain liabilities. Animation Factory, based in Sioux Falls, South Dakota, offers paid online subscriptions for royalty-free 3D clip art, animated graphics, video backgrounds, Microsoft PowerPoint templates, and e-mail, and Web page backgrounds for business and personal use. Creative professionals and prosumers access Animation Factory’s collection of more than 400,000 original animations and Web designs to incorporate graphics into e-mail, Internet messaging, Web pages, presentations and mobile phones. Animation Factory’s MediaBuilder Network of Web sites, which generates over 18 million page views per month, also offers free online graphics tools which help to drive users to buy Animation Factory’s paid products.

“Animation Factory’s leadership position in providing 3D animations, clipart, video clips and PowerPoint presentations further expands Jupiterimages’ range of image offerings and solidifies Jupiterimages’ position as the dominating company providing images by paid online subscription,” stated Alan M. Meckler, Chairman and CEO of Jupitermedia Corporation. “We anticipate significant sales and business synergies between Animation Factory and our Jupiterimages division as well as our other Jupitermedia properties. We also expect that this acquisition will immediately be accretive to our earnings and cash flows,” added Meckler.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM) (www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of original information, images and research for information technology, business and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Brand X, FoodPix, Botanica, Nonstock, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com and AnimationFactory.com; and JupiterWeb, the online media division of Jupitermedia which operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by nearly 20 million users and generate over 300 million page views monthly. Jupitermedia also includes: JupiterResearch, a leading international research advisory organization specializing in business and technology market research in over 30 business areas and vertical markets.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia’s future revenues, expenses, cash flows and stock price; Jupitermedia’s ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia’s ability to protect its intellectual property; and Jupitermedia’s dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:

Lisa DiGiacomo

Marketing and Public Relations Associate

212-547-7938

ldigiacomo@jupitermedia.com

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